UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant
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Filed by a Party other than the Registrant   ☐
Check the appropriate box:
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Preliminary Proxy Statement

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CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A‑6(E)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Section 240.14a-12

P & F Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

P & F INDUSTRIES, INC.
445 Broadhollow Road, Suite 100
Melville, New York 11747

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 24, 2023
To the Stockholders of
P&F Industries, Inc.:
The Annual Meeting of Stockholders of P&F Industries, Inc. will be conducted in a “virtual only” format via live audio webcast on Wednesday, May 24, 2023 at 10:00 a.m. Eastern Daylight Time (EDT), which you may attend by registering at https://viewproxy.com/pfina/2023/htype.asp. The Annual Meeting is being held for the following purposes:
(1)
To elect two directors, each to hold office for three years;

(2)
To consider and act upon a proposal to ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the year 2023; and

(3)
To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

In accordance with the provisions of the Company’s By-laws, the Board of Directors has fixed the close of business on April 12, 2023 as the date for determining stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.
Your attention is directed to the accompanying Proxy Statement.
This year’s Annual Meeting will be conducted in a completely virtual format. There is no in-person meeting for you to attend.
You are cordially invited to attend the Annual Meeting virtually. Whether or not you plan to attend the Annual Meeting, at your earliest convenience please vote, date, sign and return the enclosed proxy card, or vote through the Internet or by telephone in accordance with the instructions on the enclosed proxy card. If you hold your shares of the Company’s common stock through an account with a broker, trust, bank or other nominee, please follow the instructions you receive from them to vote your shares. See the Proxy Statement section “ABOUT THE ANNUAL MEETING” for specific instructions on registering for and attending the Annual Meeting and voting your shares.
By order of the Board of Directors
JOSEPH A. MOLINO, JR.
Secretary
Dated: April 28, 2023
Melville, New York
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2023:
This Proxy Statement and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2022, are available at https://www.viewproxy.com/PFINA/2023.

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P & F INDUSTRIES, INC.
445 Broadhollow Road, Suite 100
Melville, New York 11747

PROXY STATEMENT
This proxy statement is being furnished by the Board of Directors (the “Board of Directors”) of P&F Industries, Inc. (the “Company”) to holders of the Company’s Class A Common Stock, $1.00 par value (the “Common Stock”), in connection with the solicitation of proxies by the Board of Directors for use at its 2023 annual meeting of stockholders or any adjournment or postponement thereof (the “Annual Meeting”).
The Company’s principal offices are located at 445 Broadhollow Road, Suite 100, Melville, New York 11747. The Company anticipates mailing this proxy statement to stockholders on or about April 28, 2023.
ABOUT THE ANNUAL MEETING
Date, Time and Place of Meeting
The Annual Meeting will be conducted in a “virtual only” format via live audio webcast on Wednesday, May 24, 2023, at 10:00 a.m. Eastern Daylight Time (EDT). In order to attend the Annual Meeting, you must register at https://viewproxy.com/pfina/2023/htype.asp. See “Voting Proxies, Attending the Annual Meeting and Other Matters” below for specific details.
Record Date and Voting Rights
The Board of Directors established the close of business on April 12, 2023 as the record date for determining the holders of the Common Stock entitled to notice of and to vote at the Annual Meeting. On the record date, 3,194,699 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. The Company’s stockholders are entitled to one vote for each share of Common Stock held as of the record date on all matters.
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting so your vote will be counted even if you decide not to attend.
Quorum
Transaction of business at the Annual Meeting may occur if a quorum is present. If a quorum is not present, it is expected that the Annual Meeting will be adjourned or postponed in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.
The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast constitutes a quorum. If a share of Common Stock is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other matters as well. Shares of Common Stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.
Broker Non-Votes, Withheld Votes and Abstentions
If you are a beneficial owner whose shares are held by a broker, trust, bank or other nominee, you must instruct the broker, trust, bank or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on the proposal on which there is no discretionary voting authority, namely Proposal 1 (election of directors). This is called a “broker non-vote.” Your shares will be counted as present at the meeting for quorum purposes but not present and entitled to vote for purposes of such specific proposal. Therefore, it is very important that beneficial owners instruct their broker, trust, bank or other nominee how they wish to vote their shares. On the other hand, if you do not provide your broker, trust, bank or other nominee with voting instructions with respect to Proposal 2 (ratification of appointment of independent registered public accounting firm), your broker, trust, bank or other nominee has discretion to vote your shares on this proposal, which is considered a “routine” management proposal.
Withheld votes and broker non-votes will have no effect on Proposal 1. Abstentions will have the same effect as votes against Proposal 2. Broker non-votes are inapplicable to Proposal 2.
Solicitation of Proxies
The Company will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of the Company, without additional compensation, may solicit proxies from stockholders by telephone, by letter, by email or facsimile, in person or otherwise.
Voting Proxies, Attending the Annual Meeting and Other Matters
This year’s Annual Meeting will be conducted in a completely virtual format via live audio webcast. There is no in-person meeting for you to attend. Stockholders in attendance will be in “listen only” mode during the Annual Meeting.
Voting in advance of the Annual Meeting
Whether or not you plan to attend the Annual Meeting, at your earliest convenience please vote, date, sign and return the enclosed proxy card, or vote through the Internet or by telephone in accordance with the instructions on the enclosed proxy card. If you hold your shares through an account with a broker, trust, bank or other nominee, please follow the instructions you receive from them as to how to vote your shares.
Attending the Annual Meeting
In order to register to be able to attend the Annual Meeting via live audio webcast and vote one’s shares electronically at the Annual Meeting, stockholders of record and beneficial owners (whose shares are held by a broker, trust, bank or other nominee) will need to follow the applicable instructions below.
Registered Holders
If you are a stockholder of record (also known as a “registered holder”), you must:
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Follow the instructions provided on your proxy card to first register at https://viewproxy.com/pfina/2023/htype.asp no later than 11:59 p.m. (EDT) on May 23, 2023. You will need to click on “Registration for Registered Holders” and enter your name, phone number, and email address as part of the registration, following which you will receive an email confirming your registration, as well as the password to attend the Annual Meeting.

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On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the link and password you received via email in the registration confirmation you received (see the previous paragraph).

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If you wish to vote your shares electronically at the Annual Meeting, you will need to visit https://www.FCRvote.com/PFIN during the Annual Meeting while the polls are open, and you will need the virtual control number included on your proxy card.

Beneficial Owners
If your shares were held by a broker, trust, bank or other nominee at the close of business on the record date, you are considered a “beneficial owner” of shares held in “street name.” As a beneficial owner, you have the right to direct your broker, trust, bank or other nominee how to vote the shares in advance of the Annual Meeting by following the instructions you receive from them. If your shares are held by a broker, trust, bank or other nominee and you wish to attend and vote at the Annual Meeting, you must:

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Register at https://viewproxy.com/pfina/2023/htype.asp no later than 11:59 p.m. (EDT) on May 23, 2023. You will need to click on “Registration for Beneficial Holders” and then enter your name, phone number, and email address, and provide a copy of the legal proxy you previously received from your broker, trust, bank or other nominee (which may be uploaded to the registration website or sent via email to VirtualMeeting@viewproxy.com), following which you will receive an email confirming your registration and a virtual control number to use if you plan to vote at the meeting, as well as the password to attend the Annual Meeting. We recommend that you follow the instructions provided by your broker, trust, bank or other nominee as soon as possible to obtain a legal proxy from such broker, trust, bank or other nominee (which indicates that you were the beneficial owner of the shares on the record date, and that such broker, trust, bank or other nominee is giving you its proxy to vote the shares).

Please note, if you do not provide a copy of the legal proxy, you may still attend the Annual Meeting by showing proof of ownership, but you will be unable to vote your shares electronically at the Annual Meeting.
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On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the link and password you received via email in the registration confirmation you received when you registered at https://viewproxy.com/pfina/2023/htype.asp, as discussed above.

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If you wish to vote your shares electronically at the Annual Meeting, you will need to visit https://FCRvote.com/PFIN during the Annual Meeting while the polls are open (you will need the virtual control number assigned to you in your registration confirmation email).

Further instructions on how to attend the Annual Meeting, including how to vote your shares electronically at the Annual Meeting are posted on https://viewproxy.com/pfina/2023/htype.asp under Frequently Asked Questions (FAQ). The Annual Meeting live audio webcast is expected to begin promptly at 10:00 a.m. (EDT) on May 24, 2023. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 a.m. (EDT), and you should allow ample time for the check-in procedures.
Technical Difficulties
There will be technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting live audio webcast. It is recommended that you check in by 9:30 a.m. (EDT) on May 24, 2023, the day of the Annual Meeting, so any technical difficulties can be addressed before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the Annual Meeting live audio webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call (866) 612-8937.
List of Stockholders
A list of stockholders of record entitled to vote at the Annual Meeting will be available for inspection for purposes germane to the Annual Meeting during the 10-day period preceding the Annual Meeting at the Company’s principal place of business during ordinary business hours. If a state of emergency exists at that time preventing the Company from allowing employees or stockholders into its offices during regular business hours, information on how to obtain access to such list of stockholders electronically can be obtained by emailing stockholders@pfina.com. This list of stockholders also will be available for inspection during the Annual Meeting on the virtual meeting website.
Submitting Questions.
As part of the Annual Meeting, we will hold a “question and answer” session during which we intend to answer questions that have been submitted by stockholders in advance. Questions must be submitted no later than 3:00 p.m. (EDT) on May 22, 2023 (two days prior to the Annual Meeting), and they must be relevant to one of the purposes being voted on at the Annual Meeting. Up to two questions may be submitted by each stockholder to the following email address: stockholders@pfina.com, so long as each such stockholder provides his or her name and registration control number in the email or otherwise identifies himself or herself as a stockholder to the reasonable satisfaction of the Company. Furthermore, the Company has the

discretion to choose not to answer all or any part of any questions that it deems to be off-topic, inappropriate, redundant or too lengthy. The Company also may answer additional questions depending on time and other factors, at its discretion.
Votes Cast
Votes cast at the Annual Meeting or represented by proxy at the Annual Meeting will be tabulated by the inspector of elections. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting.
All proxies properly submitted and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are provided, such proxies will be voted “FOR” the nominees set forth in Proposal 1 and “FOR” Proposal 2.
Revocation of Proxies
If you are a beneficial stockholder, you may revoke your proxy or change your vote by following the separate instructions provided by your broker, trust, bank or other nominee. If you are a registered holder, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (i) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked, (ii) submitting a later-dated proxy relating to the same shares prior to the vote at the Annual Meeting, or (iii) properly voting at the Annual Meeting.
Other Business
The Board of Directors is not aware of any matters to be properly presented for action at the Annual Meeting other than the proposals relating to the election of directors and the ratification of the appointment of the Company’s independent registered public accountant for 2023. The Company does not intend to bring any other matters before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will vote them in their discretion.

OWNERSHIP OF EQUITY SECURITIES
The following table sets forth the beneficial ownership of Common Stock as of the record date, including shares as to which a right to acquire ownership within 60 days of the record date exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”), by (i) each current director and nominee for director, (ii) the “named executive officers” listed in the Summary Compensation Table (Richard A. Horowitz and Joseph A. Molino, Jr.), (iii) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, and (iv) all directors and executive officers as a group. Except as indicated in the applicable footnotes, each beneficial owner listed has sole voting power and sole investment power over the shares of Common Stock indicated. Except as indicated in the applicable footnotes, the address of each beneficial owner is in the care of the Company, 445 Broadhollow Road, Suite 100, Melville, New York 11747.
Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Howard Brod Brownstein	21,898(1)	*
Jeffrey D. Franklin	11,998(1)	*
Richard A. Horowitz	1,475,041(2)	45.7%
Joseph A. Molino, Jr	126,971(3)	3.9%
Kenneth M. Scheriff	11,098(1)	*
Mitchell A. Solomon	11,998(1)	*
Lawndale Capital Management, LLC	271,007(4)	8.5%
All directors and executive officers as a group (6 persons)	1,659,004(5)	51.1%

*
Less than 1%.

(1)
Includes 1,250 shares of restricted stock which provide for vesting on May 24, 2023.

(2)
Includes 30,000 shares issuable upon the exercise of stock options. Also includes 87,294 shares subject to an agreement with the Company, as discussed immediately following this table and accompanying footnotes under the heading “Agreement Relating to Mr. Horowitz’s Common Stock”.

(3)
Includes 25,000 shares issuable upon the exercise of stock options and 15,000 restricted shares which provide for vesting as to 5,000 shares on each of February 16, 2024, February 16, 2025 and February 16, 2026.

(4)
Information obtained from a Schedule 13D/A filed with the SEC by Lawndale Capital Management, LLC (“Lawndale”), Andrew E. Shapiro (“Shapiro”) and Diamond A Partners, L.P. (“Diamond”) on January 19, 2023. According to such Schedule 13D/A, each of Lawndale, Shapiro and Diamond share voting and dispositive power with respect to 234,204 of such shares and Shapiro has sole voting and dispositive power with respect to 36,803 of such shares. The address of each of the foregoing is 59 Carmelita Avenue, Mill Valley, CA 94941.

(5)
Includes 55,000 shares issuable upon the exercise of stock options. Includes the beneficial ownership of Messrs. Brownstein, Franklin, Horowitz, Molino, Scheriff and Solomon.

Agreement Relating to Mr. Horowitz’s Common Stock
Mr. Horowitz is party to an agreement with the Board of Directors, dated February 14, 2019 (the “Letter Agreement”), pursuant to which Mr. Horowitz agreed that with respect to any vote of the Company’s stockholders, to the extent the percentage of Common Stock held by him and Grace Horowitz (his mother) exceeds 42.5% of the shares eligible to vote on a matter, such “excess shares” shall either not be voted or shall be voted proportionately with the vote of all holders of Common Stock other than shares of Common Stock held by Mr. Horowitz, Grace Horowitz or any other stockholder that is a Schedule 13D filer with respect to the Company, or as otherwise determined by a resolution of the majority of the independent directors of the Company. As of the record date, 87,294 of Mr. Horowitz’s shares are deemed “excess shares”.

Additionally, pursuant to the Letter Agreement, Mr. Horowitz agreed to the following:
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He has no intent to acquire absolute majority control of the Company, and in any event will not offer (whether privately or publicly) to acquire the Company without the prior approval of the independent members of the Board of Directors;

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If an offer to acquire the Company or more than 20% of the equity of the Company is received from a third party, Mr. Horowitz will only sell his shares (or vote such shares) in a transaction approved by the independent members of the Board of Directors and whereby all stockholders other than Mr. Horowitz receive no less favorable consideration (in timing, form and amount) than he receives for his shares (provided this clause shall not be deemed to restrict payment to Mr. Horowitz of any compensation related items);

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Without the approval of a majority of the independent members of the Board of Directors, Mr. Horowitz will not transfer shares of Common Stock other than (i) pursuant to Rule 144 of the Securities Act of 1933 (the “Securities Act”), (ii) to a person, who after giving effect to such transfer, has beneficial ownership of 4.9% or less of the Common Stock, or (iii) in a disposition to a relative or relatives or trust for the benefit of a relative or relatives where each transferee agrees to be bound by the terms of the Letter Agreement; and

•
Mr. Horowitz will not take any action to remove an independent member of the Board of Directors from the Board of Directors without the prior approval of either (i) a majority of the other independent directors, or (ii) a majority of shares of Common Stock (other than shares held by Mr. Horowitz, Grace Horowitz or any of such directors).

The provisions of the Letter Agreement terminate 90 days after the date the Common Stock held by Mr. Horowitz and Grace Horowitz are less than 35% of the then-outstanding shares of Common Stock. In the Letter Agreement, Mr. Horowitz disclaimed beneficial ownership of the shares of Common Stock held by Grace Horowitz. As of the record date, Grace Horowitz is deceased and holds no shares of Common Stock.

PROPOSAL 1
ELECTION OF DIRECTORS
As permitted by Delaware law and pursuant to the Company’s By-laws, the Board of Directors is divided into three classes, the classes being divided as equally as possible and each class having a term of three years. Each year the term of office of one class expires. A director elected to fill a vacancy, including a vacancy resulting from an increase in the number of directors constituting the Board of Directors, serves for the remaining term of the class in which the vacancy exists. The Board of Directors presently consists of five members, with two classes consisting of two members and one class consisting of one member.
The Board of Directors proposed that Kenneth M. Scheriff and Mitchell A. Solomon, whose terms expire at the Annual Meeting, each be elected as director to serve for a term expiring at the 2026 annual meeting of stockholders and until their successors are duly elected and qualified. Unless otherwise indicated, the enclosed proxy will be voted for the election of Messrs. Scheriff and Solomon as nominees, to serve for the terms as set forth above. Should either such nominee become unable to serve for any reason or, for good cause will not serve, which is not anticipated, the Board of Directors may, unless the Board of Directors by resolution provides for a lesser number of directors, designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominees.
Required Vote and Effect
The directors will be elected by the plurality vote of the holders of the Common Stock entitled to vote at the Annual Meeting and present in person or represented by proxy. With respect to the election of directors, you may vote “for” or “withhold” authority to vote for each of the nominees. Any shares not voted “for” a particular nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in any nominee’s favor and will have no effect on the outcome of the election.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE FOREGOING NOMINEES.

Information as to Directors and Nominees for Directors
Certain information regarding each of our nominees for director, including his respective experience, qualifications, attributes and skills that led the Board of Directors to conclude that the individual should serve on the Board of Directors, and his principal occupation and directorships during at least the past five years, is set forth below. Also set forth below is the name and age of such nominee for director and each director currently in office and whose term continues, his principal occupation, the year each became a director of the Company and a description of his principal occupation for at least the past five years and certain other qualifications. The information set forth below is as of the record date.
Name	Age	Served as Director Continuously Since
Nominees to Continue in Office Until the 2026 Annual Meeting of Stockholders:
Kenneth M. Scheriff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	73	2005
Mitchell A. Solomon . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	63	2004
Director to Serve in Office Until the 2024 Annual Meeting of Stockholders:
Jeffrey D. Franklin . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	69	2004
Directors to Serve in Office Until the 2025 Annual Meeting of Stockholders:
Howard Brod Brownstein . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	72	2010
Richard A. Horowitz . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	73	1975
Richard A. Horowitz has been Chairman of the Board of Directors and Chief Executive Officer of the Company since November 1995 and has been President of the Company since 1986. Mr. Horowitz brings valuable insight and knowledge about the Company to the Board of Directors due to his extensive experience as an executive officer of the Company, his perspective as a long-standing significant Company stockholder, and his many years of oversight of the businesses which the Company operates.
Howard Brod Brownstein has been the President of The Brownstein Corporation, a turnaround and crisis management consulting, advisory and investment banking firm, since 2010. From 1999 through 2009, Mr. Brownstein was a Principal of NachmanHaysBrownstein, Inc., a management consulting firm. From July 2019 through January 2020, Mr. Brownstein served on the board of directors of Renew Financial, a privately held provider of property accessed clean energy financing, where he chaired the Risk and Operating Committees. Mr. Brownstein served on the board of directors of A.M. Castle & Co., a global distributor of specialty metal and supply chain services, from September 2016 until August 2017, and on its human resources and audit committees. From February 2016 through May 2017, Mr. Brownstein served on the board of directors of PICO Holdings, Inc., a holdings company with investments in, among other things, water treatment/water storage and real estate-related operations, where he served as chairman of the audit committee. Since November 2016, Mr. Brownstein has also served on the board of directors of Merakev, formerly known as NHS Human Services, a non-profit provider of community-based education and human services, where he currently serves on the audit and governance committees, as well as committees overseeing for-profit subsidiaries. From 2003 through 2006, he served on the boards of directors and audit committees of Special Metals Corporation, a privately held nickel alloy producer (where he also chaired the audit committee) and Magnatrax Corporation, a privately held manufacturer of metal buildings. In 2010, he served on the board of Betsey Johnson, a privately held apparel designer and retailer. Additionally, from January 2014 through April 2015, Mr. Brownstein served on the board of directors of LMG2, a privately held Chicago-based parking facility operator. In connection with Mr. Brownstein’s company, The Brownstein Corporation, whose services include interim management, Mr. Brownstein has served since January 2023 as Interim CEO and Board Chair of Universal Services Associates, Inc., a privately-owned designer and manufacturer of exhibits for museums worldwide. Mr. Brownstein brings to the Board of Directors a broad financial and management consulting background, including extensive experience in financing, restructuring, strategic planning and corporate governance matters. Additionally, Mr. Brownstein has been designated as “Directorship Certified” and a “Board Leadership Fellow” by the National Association of Corporate Directors (“NACD”), through which he completed NACD’s comprehensive program of study for corporate directors and continues to supplement his director skill sets through ongoing engagement with the director community, and access to leading practices. Further, he served as the President of the Philadelphia Chapter of the NACD from January 2016 through March 2019.
Jeffrey D. Franklin has been an accounting and finance consultant, primarily providing outsourced CFO services to businesses in various sectors, including logistics, energy management and building automation, manufacturing/distribution of lighting equipment and components, medical supply, digital advertising, construction and warehouse management since October 2018. Mr. Franklin joined ProCFO Partners, a provider of outsourced financial management services, as a CFO/Principal in July 2020. Prior to October 2018, Mr. Franklin was an Executive Vice President and the Chief Financial Officer of Executive Charge Inc., a company providing billing and administrative services for affiliated corporations in the transportation, package delivery, radio communications and real estate management industries, for more than five years. Mr. Franklin is a Certified Public Accountant licensed in the State of New York. Mr. Franklin brings to the Board of Directors significant financial, accounting and managerial experience.
Kenneth M. Scheriff was the Executive Vice President of certain commercial banking subsidiaries of New York Community Bancorp, Inc., a financial institution listed on the New York Stock Exchange, from January 2008 through April 2022 (New York Commercial Bank from January 2008 through November 2018 and New York Community Bank, thereafter, following its merger with New York Commercial Bank). Effective April 2022, Mr. Scheriff began serving as a consultant to New York Commercial Bank. From 2005 through December 2007, Mr. Scheriff was Executive Vice President of the Commercial Loan Group of State Bank of Long Island, a commercial bank listed on the Nasdaq Stock Market, and was employed in an executive capacity with such bank since 1995. Mr. Scheriff brings to the Board of Directors executive-level experience and extensive knowledge of the banking industry and credit markets.
Mitchell A. Solomon has been President of EBY Electro, Inc., a manufacturer of electric and electronic connectors and power supplies, for more than the past five years. Mr. Solomon brings a strong operational and strategic background and valuable business, leadership and management experience to the Board of Directors, including extensive experience in foreign manufacturing and importing of industrial goods.

CORPORATE GOVERNANCE
The Company operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards.
Director Independence
The standards relied upon by the Board of Directors in affirmatively determining whether a director is “independent,” in compliance with NASDAQ and SEC rules, are comprised, in part, of those objective standards set forth in such rules. In addition to these objective standards and in compliance with NASDAQ and SEC rules, no director will be considered independent who has a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors exercises appropriate discretion in identifying and evaluating any such relationship. The Board of Directors, in applying the above-referenced standards and after considering all of the relevant facts and circumstances, has affirmatively determined that the Company’s independent directors are Howard Brod Brownstein, Jeffrey D. Franklin, Kenneth M. Scheriff and Mitchell A. Solomon, representing a majority of the members of the Board of Directors.
The Company’s independent directors hold annually at least two formal meetings or executive sessions of the Board of Directors without management present. In 2022, the Company’s independent directors held four such meetings or sessions. The Lead Independent Director, or in his absence, another independent director chosen by the independent directors, presides at such non-management meetings or sessions. The role of the Lead Independent Director is discussed in greater detail under “Board Leadership Structure” below.
Meetings and Committees of the Board of Directors
During 2022, the Board of Directors held ten meetings. No current director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and all committees on which such director served.
During 2022, the Board of Directors had an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Strategic Planning and Risk Assessment Committee. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues.
Audit Committee
The current members of the Audit Committee are Messrs. Franklin (Chairman), Brownstein and Scheriff. During 2022, the Audit Committee held four meetings. Among other things:
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Each member of the Audit Committee has been determined by the Board of Directors to meet the standards for independence required of audit committee members by the NASDAQ listing standards and applicable SEC rules, as discussed above.

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The Board of Directors has further determined that all members of the Audit Committee are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement.

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The Board of Directors has determined that Jeffrey D. Franklin and Howard Brod Brownstein are each an “audit committee financial expert” within the meaning of applicable SEC rules.

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The Audit Committee selects and retains the Company’s independent registered public accounting firm, reviews the overall scope and the results of the Company’s annual audit and reviews the Company’s quarterly financial statements and the Company’s overall internal controls, among other things.

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The Company’s independent registered public accounting firm reports directly to the Audit Committee.

•
The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the Company’s independent registered public accountants, at least quarterly, prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting, if any, and to discuss the scope and results of the annual audit, quarterly reviews and issues of accounting policy and internal controls.

•
The Audit Committee has adopted procedures for the receipt, retention and treatment of complaints by Company employees regarding the Company’s accounting, internal accounting controls or auditing matters.

•
The Audit Committee operates under a formal charter adopted by the Board of Directors, as amended, that governs its duties and standards of performance. Copies of the charter can be obtained free of charge from the Company’s website at www.pfina.com.

Compensation Committee
The current members of the Compensation Committee are Messrs. Scheriff (Chairman) and Franklin. During 2022, the Compensation Committee held two formal meetings in addition to informal meetings among the members. Among other things:
•
All members of the Compensation Committee have been determined to meet the applicable NASDAQ and SEC standards for independence, as discussed above. Further, each member of the Compensation Committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act.

•
The Compensation Committee reviews, recommends, and approves changes to the Company’s compensation policies, administers the executive compensation program and otherwise seeks to ensure that the compensation philosophy is consistent with the Company’s best interests and is properly implemented. The Compensation Committee also serves as the administrator of the Company’s stock incentive plans, and as such, all option grants and grants of restricted stock are approved by the Compensation Committee.

•
The Compensation Committee reviews and approves annually the corporate goals and objectives applicable to the compensation of the chief executive officer, evaluates at least annually such officer’s performance considering those goals and objectives, and determines and approves such officer’s compensation level based on this evaluation. The Compensation Committee also reviews and approves the compensation of the Company’s other named executive officer. The Compensation Committee Charter provides that the chief executive officer cannot be present during any voting or deliberations by the Compensation Committee on his or her compensation and it is also the policy of this committee not to allow the other named executive officer to be present. For related information, see “Compensation Philosophy and Agreements with Named Executive Officers” below.

•
The Compensation Committee has the authority to select, retain and obtain the advice of a compensation consultant and outside legal counsel as necessary to assist with the execution of its duties.

•
The Compensation Committee operates under a formal charter adopted by the Board of Directors, as amended, that governs its duties and standards of performance. Copies of the charter can be obtained free of charge from the Company’s website at www.pfina.com.

Corporate Governance and Nominating Committee
The current members of the Corporate Governance and Nominating Committee are Messrs. Brownstein (Chairman) and Solomon. During 2022, the Corporate Governance and Nominating Committee held one formal meeting. Among other things:
•
All members of the Corporate Governance and Nominating Committee have been determined to meet the NASDAQ standards for independence, as discussed above.

•
The Corporate Governance and Nominating Committee recommends director nominees to the Board of Directors based on, among other factors, complementary skills, experience, diversity and reputation, who are chosen with the primary goal of ensuring that the entire Board of Directors collectively serves the interests of the Company’s stockholders. Other than the foregoing, the Corporate Governance and Nominating Committee does not have a formal policy relating specifically to the consideration of diversity in making recommendations of qualified nominees for election to the Board of Directors. Due consideration is given to assessing the qualifications of potential nominees and any potential Conflicts with the Company’s interests. The Corporate Governance and Nominating Committee also assesses the contributions of the Company’s incumbent directors in connection with their potential re-nomination. In identifying and recommending director nominees, the Committee members consider such factors as they determine appropriate, including recommendations made by the Board of Directors and stockholders. Once the Corporate Governance and Nominating Committee has identified prospective nominees, background information is elicited about the candidates, following which they are interviewed and evaluated by the Committee, which then reports to the Board of Directors.
•
The Corporate Governance and Nominating Committee reviews and reassesses the Company’s corporate governance procedures and practices and recommends any proposed Changes therein to the Board of Directors. It also oversees the evaluation of the Board of Directors, its committees and the Company’s management and makes recommendations to the Board of Directors with respect to the size, composition, organization and governance of the Board of Directors and its committees.

•
The Corporate Governance and Nominating Committee operates under a formal charter adopted by the Board of Directors, as amended, that governs its duties and standards of performance. Copies of the charter can be obtained free of charge from the Company’s website at www.pfina.com.

The Board of Directors adopted a policy pursuant to which the Corporate Governance and Nominating Committee will consider individuals suggested by stockholders for nomination as candidates for election to the Board of Directors at annual meetings of stockholders. Such suggested nominees will be considered in the context of the Corporate Governance and Nominating Committee’s determination regarding all issues relating to the composition of the Board of Directors, including the size of the Board of Directors, any criteria the Corporate Governance and Nominating Committee may develop for prospective Board of Directors Candidates and the qualifications of candidates relative to any such criteria. Any stockholder who wishes to submit an individual for nomination as a Board of Directors Candidate by the Corporate Governance and Nominating Committee should be directed in writing to the Chair of the Corporate Governance and Nominating Committee, c/o the Secretary of the Company, P&F Industries, Inc., 445 Broadhollow Road, Suite 100, Melville, New York 11747. Such submission should include the name of the individual submitted for nomination, information as to such individual’s background and experience and a representation from such individual that he or she is willing to be nominated by the Corporate Governance and Nominating Committee and, if elected, to serve, and the information regarding such individual that would be required by the rules and regulations of the SEC to be included in the Company’s proxy statement issued in connection with its annual meeting. Stockholders are also permitted to submit nominees for election at annual meetings of stockholders subject to compliance with the advance notice requirements of the Company’s By-laws, summarized below under “Stockholder Nominations for Board of Directors Membership and Other Proposals for the 2024 Annual Meeting”. The policies and procedures set forth in this paragraph have not materially changed since the prior year’s proxy statement.
Strategic Planning and Risk Assessment Committee
The Board of Directors also maintains a Strategic Planning and Risk Assessment Committee, comprised of independent members of the Board of Directors. The current members of the Strategic Planning and Risk Assessment Committee are Messrs. Brownstein (Chairman) and Solomon. During 2022, the Strategic Planning and Risk Assessment Committee held one formal meeting. Among other things:
•
All members of the Strategic Planning and Risk Assessment Committee have been determined to meet the NASDAQ standards for independence, as set forth above.

•
Such committee reviews, on behalf of the Company, management’s long-term strategy for the Company, which includes material business strategy, financial and capital matters in the pursuit of continuing the long-term success of the Company and risk appetite/tolerance relating thereto and makes recommendations to the Board of Directors with respect to the foregoing.

•
The Strategic Planning and Risk Assessment Committee operates under a formal charter adopted by the Board of Directors, as amended, that governs its duties and standards of performance. Copies of the charter can be obtained free of charge from the Company’s website at www.pfina.com

Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics, which is designed to help officers, directors and employees resolve ethical issues in an increasingly complex business environment.
•
The Code of Business Conduct and Ethics is applicable to all of the Company’s officers, directors and employees, including the Company’s principal executive officer, principal financial officer, controller and other persons performing similar functions. The Code of Business Conduct and Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations.

•
Waivers from the Code of Business Conduct and Ethics are discouraged. Any waivers from the Code of Business Conduct and Ethics that relate to the Company’s directors and executive officers must be approved by the Board of Directors, and will be posted on the Company’s website at www.pfina.com.

•
The Code of Business Conduct and Ethics can be obtained free of charge from the Company’s website at www.pfina.com.

Board Leadership Structure
The Company’s Chief Executive Officer also serves as its Chairman of the Board. The Board of Directors believes that a combined CEO/Chairman of the Board arrangement and having a Lead Independent Director (as further discussed below) is currently the best structure for the Board of Directors, as its Chief Executive Officer is most familiar with the Company’s business and industry, and most capable of effectively identifying the Company’s priorities and leading the execution of its strategy. The Company’s independent directors bring experience, oversight, and expertise from outside the Company and industry, while the Chief Executive Officer brings company-specific experience and expertise. Combining the role of Chairman and Chief Executive Officer facilitates information flow between management and the Board of Directors.
Because the Board of Directors also believes that strong, independent Board leadership is a critical aspect of effective corporate governance, the Board of Directors has established the position of Lead Independent Director. Our Lead Independent Director is an independent director elected annually by the independent directors. Mr. Solomon serves as our Lead Independent Director. Our Lead Independent Director’s responsibilities and authority include, among other things, advising on Board of Directors meeting schedules and agendas, calling meetings of the independent directors, chairing the executive sessions of the independent directors, and chairing the meetings of the Board of Directors if the Chairman of the Board is not present. Copies of the charter of the Lead Independent Director can be obtained free of charge from the Company’s website at www.pfina.com.
Board Role in Risk Oversight
While risk management is primarily the responsibility of the Company’s management team, the Board of Directors is responsible for overall supervision of the company’s risk management efforts as they relate to the key business risks facing the organization. As discussed in greater detail above, the Board of Directors maintains a Strategic Planning and Risk Assessment Committee as a standing committee whose responsibility includes working with management to identify, assess, and manage the risks most critical to the Company’s operations and routinely advise the Board of Directors on those matters. Those areas of material risk can include operational, financial and economic, legal, regulatory, human capital, informational technology, strategic and reputational risks, and those risks related to the COVID-19 pandemic, among others. In addition, the Board of Directors regularly reviews with management, at Board of Director meetings, any risk management issues that any director wishes to discuss. Finally, the Board of Directors’ other committees each oversee certain aspects of risk management and report its respective findings to the Strategic Planning and Risk Assessment Committee or to the full Board of Directors, as appropriate.

Directors’ Attendance at Annual Meetings of Stockholders
It is the policy of the Board of Directors to expect that all directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by the director with the Chairman of the Board. All the members of the Board of Directors attended (virtually) the Company’s 2022 annual meeting of stockholders.
Communication with the Board of Directors
Any stockholder or interested party who wishes to communicate with the Board of Directors, or specific individual directors, or the non-management directors as a group, may do so by directing a written request addressed to such directors or director, care of the Lead Independent Director, P&F Industries, Inc., 445 Broadhollow Road, Suite 100, Melville, New York 11747. Communication(s) directed to members of the Board of Directors who are independent non-management directors will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.
Board Diversity
The Board Diversity Matrix below provides information with respect to the composition of the members of our Board of Directors and nominees in the format prescribed by Nasdaq Rule 5606. The categories listed in the below table have the meanings as used in Nasdaq Rule 5605(f).
Board Diversity Matrix (as of April 12, 2023)
Number of Directors	5
	Female	Male		Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	0	5		0	0
Part II: Demographic Background
African American or Black	0	0		0	0
Alaskan Native or Native American	0	0		0	0
Asian	0	0		0	0
Hispanic or Latinx	0	0		0	0
Native Hawaiian or Pacific Islander	0	0		0	0
White	0	5		0	0
Two or More Races or Ethnicities	0	0		0	0
LGBTQ+			0
Did Not Disclose Demographic Background			0
Prohibitions on Hedging Transactions
Under the Company’s insider trading policy, directors, officers, and other employees are prohibited from trading in options, warrants, puts and calls or similar instruments on Company securities or selling Company securities “short.” Furthermore, under such policy, the Company’s directors, officers, and other employees may not hold Company securities in margin accounts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures
The Company’s Code of Ethics provides that the Company’s compliance officer (currently the Company’s General Counsel) must be fully informed of any proposed transaction between the Company, on the one hand, and any employee, officer or director, on the other, and must communicate the Company’s approval of any such transaction before the agreement or transaction can be commenced. Further, pursuant to Nasdaq Rule 5630(a), the Company’s Audit Committee (or another Committee made up of independent directors) must review and have oversight over all transactions with related parties required to be disclosed under SEC Regulation S-K, Item 404. “Related parties” include the Company’s directors, executive officers, and stockholders known by the Company to be the beneficial owner of more than five percent of the Company’s Common Stock, and their respective immediate families. The Company does not have formal written procedures to implement this policy; instead, the Audit Committee (or another Committee made up of independent directors) reviews and, where appropriate approves, related party transactions on a case-by- case basis.
Related Party Transactions
There were no transactions with “related parties” required to be disclosed as related party transactions under SEC Regulation S-K, Item 404 entered into, or proposed, since prior to January 1, 2022.

DIRECTOR COMPENSATION
The following table shows the compensation of the Company’s Non-Employee Directors (including an individual that served as a Non-Employee Director in 2022 that is no longer a member of the Company’s Board of Directors) for services in all capacities to the Company in 2022. Information with respect to the compensation of Richard A. Horowitz, the Company’s Chairman, President and Chief Executive Officer and a director, is set forth in the “Summary Compensation Table” below.
Name of Director	Cash fees ($)(2)	Stock Awards ($)(1)	Total compensation ($)
Howard Brod Brownstein	40,500	6,875	47,375
Jeffrey D. Franklin	45,500	6,875	52,375
Richard P. Randall(3)	35,250	6,875	42,125
Kenneth M. Scheriff	31,500	6,875	38,375
Mitchell A. Solomon	30,500	6,875	37,375

(1)
Relates to annual directorship fees and fees paid for meetings attended.

(2)
The amount shown reflects the fair value of the 1,250 shares of restricted Common Stock granted to each of Messrs. Brownstein, Franklin, Randall, Scheriff and Solomon in 2022 computed in accordance FASB ASC Topic 718.

(3)
Mr. Randall resigned from the Company’s Board of Directors effective January 13, 2023.

During 2022, each Non-Employee Director received an annual Board of Director directorship fee of $10,000 plus $2,000 for each of the four regular meetings of the Board of Directors attended. No additional fees were paid for the additional meetings held throughout 2022. Each 2022 member of the Audit Committee also received an additional $10,000 as an annual directorship fee (with the chairman receiving $13,500), and $1,250 for each of the four meetings of the Audit Committee attended. Each 2022 member of the Compensation Committee received an additional $9,000 as an annual directorship fee (with the chairman receiving $13,500). Each 2022 member of the Strategic Planning and Risk Assessment Committee received an additional $5,000 as an annual directorship fee. Each 2022 member of the Corporate Governance and Nominating Committee received an additional $2,500 as an annual directorship fee. The Lead Independent Director received an additional $7,500 as an annual directorship fee.
Upon initial election to the Board of Directors, each Non-Employee Director receives an option to purchase 2,000 shares of Common Stock. The Company granted 1,250 shares of restricted shares to each of the Non-Employee Directors immediately following the Annual Meeting in 2022 and plans to do so again in 2023. The Company may consider changing the fees paid to the Company’s Non-Employee Directors and/or granting additional restricted stock, options, or other forms of equity-based compensation to such directors in the future. Directors who are also officers of the Company are not compensated for their duties as directors.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee has appointed CohnReznick LLP (“CohnReznick”) as independent registered public accountants for the Company and its subsidiaries for the year 2023 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. CohnReznick has audited the Company’s financial statements since 2008. Representatives of CohnReznick are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s By-laws nor other governing documents or law require stockholder ratification of the appointment of CohnReznick as the Company’s independent registered public accounting firm. However, the Audit Committee seeks to have the appointment of CohnReznick ratified. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The following table sets forth CohnReznick’s fees for professional services for the fiscal years ended December 31, 2021 and 2022.
	2022	2021
Audit Fees	$343,500	$283,000
Audit-Related Fees	37,000	51,830
Tax Fees	-0-	-0-
All Other Fees	4,580	3,275
	$385,080	$338,105
Audit fees include fees billed for the audit of P&F Industries, Inc. and its subsidiaries, the review of quarterly financial information, and attendance at Audit Committee meetings.
Audit-Related Fees include certain services that are reasonably related to the performance of the audit or review of the Company’s financial statements. For 2022 and 2021, such fees were comprised of expenses relating to inventory observation and impairment analyses. Audit-Related Fees for 2022 and 2021 also include fees relating to a Company-sponsored defined contribution retirement plan in connection with the audit of such plan by CohnReznick.
Tax fees include fees billed for services relating to tax compliance, tax advice and tax planning. There were no such fees in 2022 or 2021.
All Other Fees include fees billed for services not classified in any of the above categories. For 2022 and 2021, such fees were comprised of certain out-of-pocket expenses.
The Audit Committee negotiates the annual audit fee directly with the Company’s independent registered public accountants. Any additional services to be performed by the Company’s independent registered public accountants on behalf of the Company of its subsidiaries requires the prior approval of the Audit Committee. The Audit Committee considers whether the provision of permitted non-audit services is compatible with maintaining its independent registered public accountants’ independence.
Required Vote and Effect
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of CohnReznick. You may vote “for,” “against” or “abstain.” If you “abstain” from voting with respect to this proposal, your vote will have the same effect as a vote “against” the proposal. Broker non-votes are not applicable to this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
PROPOSAL 2.

AUDIT COMMITTEE REPORT*
The Audit Committee of the Board of Directors of P&F Industries, Inc. is composed of three independent directors appointed by the Board of Directors (each of whom is independent under NASDAQ and applicable SEC rules) and operates under a written charter adopted by the Board of Directors on March 9, 2004, and amended as of April 20, 2015. As of the record date, the members of such committee were Messrs. Franklin (Chairman), Brownstein and Scheriff. During 2022, the members of such committee were Messrs. Franklin (Chairman), Brownstein and Richard P. Randall (who resigned from the Board of Directors and all committees upon which he served effective January 13, 2023). Management is responsible for the Company’s internal accounting and financial controls, the financial reporting process and the internal audit function. The Company’s independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and report its findings to the Board of Directors.
In this context, the Audit Committee has met and held discussions separately, and jointly, with management and the Company’s independent registered public accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants.
The Audit Committee discussed with the independent registered public accountants matters required to be discussed under PCAOB standards. The independent registered public accountants have provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accountants such registered public accountants’ independence. The Audit Committee has concluded that the independent registered public accountants’ provision of audit and non-audit services to the Company is compatible with such registered public accountants’ independence.
Based on the Audit Committee’s discussion with management and the independent registered public accountants, and the Audit Committee’s review of the representation of management and the report of the independent registered public accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC.
Members of the Audit Committee
Jeffrey D. Franklin (Chairman)
Howard Brod Brownstein
Kenneth M. Scheriff

*
This section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing by the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS OF THE REGISTRANT
Set forth below is the name and age of each executive officer of the Company. The information set forth below is as of the record date.
Name	Age	Title
Richard A. Horowitz	73	Chairman of the Board, President, Chief Executive Officer and Assistant Treasurer
Joseph A. Molino, Jr.	59	Vice President, Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer
Each of the foregoing Executive Officers was elected by the Board of Directors to serve until his successor is chosen and qualified.
Mr. Horowitz serves as an executive officer of the Company under the terms of an employment agreement expiring in December 2024. This agreement, pursuant to which he received compensation in 2022 superseded a previous employment agreement, pursuant to which he received compensation in 2021 as discussed below. Further information about Mr. Horowitz, who is also a director of the Company, is contained above under “Information as to Directors and Nominees for Directors.”
Mr. Molino has been Vice President and Chief Financial Officer of the Company since December 1997 and has served as Chief Operating Officer of the Company since May 2005. From July 1990 until November 1997, Mr. Molino was chief financial officer of several small private manufacturing and service companies. Mr. Molino currently serves as an executive officer of the Company under the terms of an employment agreement, as amended, expiring in December 2023, pursuant to which he received compensation in 2022 and 2021. This employment agreement is discussed below.

EXECUTIVE COMPENSATION
As a “smaller reporting company”, the Company has presented information in this proxy statement, including certain information relating to executive compensation, in accordance with the scaled disclosure requirements permitted under applicable SEC regulations.
The following table sets forth all compensation for 2022 and 2021 awarded to, or earned by, the Company’s Principal Executive Officer and Principal Financial Officer. We refer to these individuals collectively in this proxy statement as “named executive officers”.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Plan Compensation ($)(1)	All other Compensation ($)(3)(4)	Total ($)
Richard A. Horowitz Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	2022	825,000	475,000	-0-	-0-	-0-	52,055	1,352,055
	2021	775,000	375,000	-0-	-0-	-0-	59,792	1,209,792
Joseph A. Molino, Jr. Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)	2022	400,000	125,000	-0-	-0-	-0-	62,151	587,151
	2021	400,000	85,000	159,000	-0-	-0-	59,813	703,813

(1)
The amounts for each of Messrs. Horowitz and Molino for each of 2022 and 2021 represent discretionary bonus awards granted by the Company’s Compensation Committee. There were no non-equity plan compensation awards for either Mr. Horowitz or Mr. Molino in either of such years.

(2)
The amount shown for Mr. Molino in 2021 reflects the aggregate fair value of 25,000 shares of restricted stock granted to Mr. Molino as of the date of grant, computed in accordance with FASB ASC Topic 718.

(3)
The amounts in the column reflect the following: (a) contributions made under a Company-sponsored defined contribution retirement plan on behalf of Mr. Horowitz of $5,911 and $5,800 for 2022 and 2021, respectively, and on behalf of Mr. Molino of $6,100 and $5,800 for 2022 and 2021, respectively, and (b) health insurance premium payments on behalf of Mr. Horowitz in the amount of $35,124 and $36,160 in 2022 and 2021, respectively, and on behalf of Mr. Molino in the amount of $39,112 and $38,262 for 2022 and 2021, respectively.

(4)
Also includes additional perquisites for Mr. Horowitz of $11,020 and $10,954 for 2022 and 2021, respectively, relating to the personal use of a Company-leased automobile, and additional perquisites for Mr. Molino of $14,439 and $15,751 for 2022 and 2021, respectively, relating to the personal use of a Company-leased automobile. The amount shown for Mr. Molino also includes $2,500 in dividend income in 2022 relating to restricted stock.

Employment Agreements
See below under “Compensation Philosophy and Agreements with Named Executive Officers” for the material terms of employment agreements with Mr. Horowitz and Mr. Molino.
Grants of Plan-Based Awards
On February 16, 2021, the Company issued 25,000 restricted shares to Mr. Molino under the Company’s 2021 Stock Incentive Plan (the “2021 Plan”). These shares vest as to 5,000 shares on each of the first five anniversaries of the date of grant so long as Mr. Molino is still employed by the Company; provided, however, that (A) in the event of death or termination due to disability, all unvested shares vest, (B) except as set forth in (C) below, in the event of a termination without cause, only those unvested shares scheduled to become vested on the next vesting date vest, and (C) in the event of a termination without cause or for good reason upon or within 24-months following a change in control of the Company all unvested shares vest. Other than the foregoing, no options, shares, or any other equity-based awards were granted to Mr. Molino or Mr. Horowitz in 2022 or 2021.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022
The following table sets forth information regarding exercisable and unexercisable stock options and unvested restricted stock held by each of the named executive officers on December 31, 2022. No other options or unvested shares, units or other rights were owned by the named executive officers as of December 31, 2022.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercized Options (#) Unexercisable	Number of Securities Underlying Unexercized Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)(1)	Market Value of Shares or Units of Stock that have not Vested ($)
Richard A. Horowitz Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)					-0-	-0-
	30,000	-0-	7.09	9/4/2027
Joseph A. Molino, Jr. Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)					20,000	101,000
	15,678	-0-	7.86	4/10/2023
	25,000	-0-	7.09	9/4/2027

(1)
See “Grants of Plan Based Awards” above for details relating to the vesting schedule of such restricted stock.

Option Exercised and Stock Vested
No options were exercised during 2022 by Mr. Horowitz and no stock owned by Mr. Horowitz vested during 2022. On June 21, 2022, Mr. Molino exercised an option to purchase 41,809 shares of Common Stock with an exercise price of $4.74 per share. 34,646 of such shares were withheld by the Company to satisfy a portion of Mr. Molino’s exercise price and tax withholding and remittance obligations in connection with the net settlement of such options. On February 16, 2022, 5,000 shares of restricted stock owned by Mr. Molino vested.
Pension Benefits and Nonqualified Deferred Compensation
Messrs. Horowitz and Molino are covered by a Company-sponsored defined contribution retirement plan, which covers all eligible employees of the Company. The Company contributed $5,911 and $6,100 for Mr. Horowitz and Mr. Molino, respectively, to such defined contribution retirement plan for 2022, and the Company contributed $5,800 for each of Mr. Horowitz and Mr. Molino to such defined contribution retirement plan for 2021.They have no other reportable pension benefits provided by the Company and no nonqualified deferred compensation in 2022 or 2021.
COMPENSATION PHILOSOPHY AND AGREEMENTS WITH NAMED EXECUTIVE OFFICERS
As a smaller reporting company, the Company has presented the information in this proxy statement in accordance with the scaled disclosure requirements permitted under applicable SEC regulations, and as such, the Company has not included a “compensation discussion and analysis”. However, the Company is providing the following section of the proxy statement in order to provide stockholders with a better understanding of the Company’s compensation philosophy, agreements and certain related matters with respect to its named executive officers.

The Company’s overall executive compensation philosophy is to provide compensation in a manner that will incentivize the executives in order to optimize stockholder value. To that end, the program is designed to recognize successful operating performance and to attract, retain and motivate the executive talent essential to the Company’s financial success. Consistent with this philosophy, the Compensation Committee is guided by the following objectives when administering the Company’s overall compensation program:
Attract and retain highly qualified executives;
•
Motivate executives to provide excellent leadership and achieve the Company’s goals;

•
Provide substantial performance-related incentive compensation that is aligned with the Company’s strategies and directly tied to meeting specific Company objectives; and

•
Link the interests of the executives to the value derived by the Company’s stockholders.

In furtherance of these objectives, the following considerations underlie the Compensation Committee’s determination with respect to the following principal elements of compensation for the officers of the Company, including its named executive officers and its operating subsidiaries’ officers:
Base Salary.   Individual salary determinations should be based upon the officer’s qualifications, experience and performance.
Annual Cash Incentives.   Executives should have a portion of their total cash compensation at risk, contingent upon meeting Company objectives, in order to further align the interests of the executives with the stockholders. To that end, executives are only rewarded with cash bonuses to the extent such objective(s) is achieved or exceeded.
Long-Term Equity-Based Awards.   Where and when appropriate, executives who are critical to the Company’s long-term success, including the named executive officers, should participate in long-term incentive opportunities that link a portion of their total compensation to stockholder value.
Retirement Plans and Other Benefits. Executives should be eligible to participate in the Company’s benefit programs, such as life and health insurance and retirement plans as well as other benefits at a level consistent with Company policy, prevailing law and current regulations.
Total Compensation.   Total compensation is intended to correlate to the Company’s profitability, growth, and the achievement of other Company objectives, which in turn enhances the Company’s stockholder value.
Compensation Consultant.   In 2022, the Compensation Committee directly engaged Steven Hall & Partners, LLC, an independent third-party compensation consultant, to assist it with, among other things, determining the level and composition of compensation, including performance-related compensation, for the named executive officers. Such consultant provided no additional services to the Company or its affiliates in 2022.
Overview of Executive Compensation
Mr. Horowitz
2019 Horowitz Employment Agreement.   On October 24, 2018, the Company and Mr. Horowitz entered into an executive employment agreement (the “2019 Horowitz Employment Agreement”), effective as of January 1, 2019, following the expiration of a prior employment Agreement. The 2019 Horowitz Employment Agreement was approved by the Compensation Committee following consultation with the independent members of the Board of Directors, and the subsequent approval of such independent members. The Compensation Committee utilized the services of Steven Hall & Partners, an independent Compensation consulting firm, as well as the services of special legal counsel to the Compensation Committee. Mr. Horowitz’s 2021 compensation was governed by the 2019 Horowitz Employment Agreement.
The 2019 Horowitz Employment Agreement provided for Mr. Horowitz to serve as the Company’s President and Chief Executive Officer and, if elected by the Board of Directors, Chairman of the Board,

for a term that expired on December 31, 2021, unless sooner terminated pursuant to the provisions of the 2019 Horowitz Employment Agreement. Pursuant to the 2019 Horowitz Employment Agreement, Mr. Horowitz received a minimum annual base salary of $775,000. Mr. Horowitz’s base salary was reviewed annually by the Board of Directors (or a committee thereof) and could have been increased, but not decreased, from time to time. Mr. Horowitz was eligible for an annual incentive payment in accordance with the terms and conditions of the Company’s Bonus Plan (as defined in the 2019 Horowitz Employment Agreement) with performance goals to be set by the Compensation Committee in its sole discretion (after discussions with Mr. Horowitz), with a target of 55% of his then-current base salary, and a maximum bonus based on exceeding performance targets as established by the Compensation Committee of 165% of his then-current base salary. The Compensation Committee was allowed to reduce the percentage of the target bonus and the maximum bonus and apply such target amount to a long-term cash or equity incentive plan award.
Mr. Horowitz also received (i) senior executive level employee benefits, (ii) a Company-provided automobile and the payment of certain related expenses and (iii) payment and/or reimbursement of certain legal and consultants’ fees in connection with the 2019 Horowitz Employment Agreement.
Subject to the next paragraph, in the event Mr. Horowitz’s employment was terminated by the Company without Cause or Mr. Horowitz resigned for Good Reason (as defined in the 2019 Horowitz Employment Agreement), then subject to his execution of a general release, (i) he would have continued to receive his base salary for 24 months, (ii) he would have received payments for accrued but unpaid salary, prior period bonus and eligible unreimbursed expenses, (iii) he would have received a Pro Rata Bonus for the year of termination, and (iv) the Company would have paid him monthly an amount equal to the difference in his COBRA premium and the active employee contribution for medical coverage until the earlier of (a) 36 months from the date of termination, (b) his becoming eligible for medical benefits from a subsequent employer, or (c) his becoming ineligible for COBRA.
In the event Mr. Horowitz’s employment was terminated by the Company without Cause or he resigned for Good Reason, in either case within two years following a Change in Control (other than a 409A Change in Control (as defined in the Horowitz Employment Agreement), then subject to his execution of a general release, he would have received the payments set forth in the previous paragraph; provided, that he would have received his base salary for 36 months. In the event Mr. Horowitz’s employment was terminated by the Company without Cause or he resigned for Good Reason within two years following a 409A Change in Control, then subject to his execution of a general release, he would have received the base salary severance payment set forth in the first sentence of this paragraph in a lump sum rather than in installments. Notwithstanding the foregoing, in the event an Excise Tax (as defined in the Horowitz Employment Agreement) would otherwise be incurred by Mr. Horowitz, amounts paid to Mr. Horowitz upon a Change in Control would have been reduced to 2.99 times his “base amount” (as determined in accordance with Sections 280G of the Internal Revenue Code of 1986, as amended) if such amount would have resulted in a higher after-tax net payment to Mr. Horowitz.
In the event Mr. Horowitz’s employment would have been terminated due to Disability (as defined in the Horowitz Employment Agreement) or his death, he (or his estate and or dependents, as applicable) would have received (i) any unpaid base salary through the date of termination; (ii) any annual bonus earned but unpaid with respect to the fiscal year ending on or preceding the date of termination; (iii) his Pro Rata Bonus for the fiscal year in which his termination occurs; and (iv) certain COBRA-related payments for up to 36 months.
Pursuant to the Horowitz Employment Agreement, during the term of his employment and for a period of twelve months after termination of his employment, Mr. Horowitz was prohibited from(i) competing with the Company, (ii) soliciting or hiring the Company’s employees, representatives or agents, or (iii) soliciting any of the Company’s customers. The Horowitz Employment Agreement also prohibited Mr. Horowitz from using or disclosing any of the Company’s non-public, proprietary or confidential information.
2022 Horowitz Employment Agreement.   Effective January 1, 2022, the Company and Mr. Horowitz entered into a new executive employment agreement (the “2022 Horowitz Employment Agreement”), following the expiration of the Horowitz Employment Agreement. The 2022 Horowitz Employment

Agreement was approved by the Compensation Committee following consultation with the independent members of the Board of Directors. The Compensation Committee utilized the services of Steven Hall & Partners, an independent Compensation consulting firm, as well as the services of special legal counsel to the Compensation Committee. Mr. Horowitz’s 2022 compensation was governed by the 2022 Horowitz Employment Agreement.
The 2022 Horowitz Employment Agreement provides for Mr. Horowitz to serve as the Company’s President and Chief Executive Officer and, if elected by the Board of Directors, Chairman of the Board, for a term expiring on December 31, 2024, unless sooner terminated pursuant to the provisions of the 2022 Horowitz Employment Agreement. Pursuant to the 2022 Horowitz Employment Agreement, Mr. Horowitz receives a minimum annual base salary of $825,000. Mr. Horowitz’s base salary is reviewed annually by the Board of Directors (or a committee thereof) and may be increased, but not decreased, from time to time. Mr. Horowitz will be eligible for an annual incentive payment in accordance with the terms and conditions of the Company’s Bonus Plan (as defined in the 2022 Horowitz Employment Agreement) so long as Mr. Horowitz remains employed by the Company on December 31 of the year to which such incentive payment relates. with performance goals to be set by the Compensation Committee in its sole discretion (after discussions with Mr. Horowitz), with a target of 55% of his then-current base salary, and a maximum bonus based on exceeding performance targets as established by the Compensation Committee of 165% of his then-current base salary. The Compensation Committee may reduce the percentage of the target bonus and the maximum bonus and apply such target amount to a long-term cash or equity incentive plan award.
Mr. Horowitz also receives (i) senior executive level employee benefits, (ii) a Company-provided automobile and the payment of certain related expenses and (iii) payment and/or reimbursement of certain legal and consultants’ fees in connection with the 2022 Horowitz Employment Agreement.
Subject to the next paragraph, in the event Mr. Horowitz’s employment is terminated by the Company without Cause or Mr. Horowitz resigns for Good Reason (as defined in the 2022 Horowitz Employment Agreement), then subject to his execution of a general release, (i) he will continue to receive his base salary for 24 months, (ii) he will receive payments for accrued but unpaid salary, prior period bonus and eligible unreimbursed expenses, (iii) he will receive a Pro Rata Bonus for the year of termination, and (iv) the Company will pay him monthly an amount equal to the difference in his COBRA premium and the active employee contribution for medical coverage until the earlier of (a) 36 months from the date of termination, (b) his becoming eligible for medical benefits from a subsequent employer, or (c) his becoming ineligible for COBRA.
In the event Mr. Horowitz’s employment is terminated by the Company without Cause or he resigns for Good Reason, in either case within two years following a Change in Control (other than a 409A Change in Control (as defined in the 2022 Horowitz Employment Agreement), then subject to his execution of a general release, he will receive the payments set forth in the previous paragraph; provided, that he will receive his base salary for 36 months. In the event Mr. Horowitz’s employment is terminated by the Company without Cause or he resigns for Good Reason within two years following a 409A Change in Control, then subject to his execution of a general release, he will receive the base salary severance payment set forth in the first sentence of this paragraph in a lump sum rather than in installments. Notwithstanding the foregoing, in the event an Excise Tax (as defined in the Horowitz Employment Agreement) would otherwise be incurred by Mr. Horowitz, amounts paid to Mr. Horowitz upon a Change in Control will be reduced to 2.99 times his “base amount” (as determined in accordance with Sections 280G of the Internal Revenue Code of 1986, as amended) if such amount would result in a higher after-tax net payment to Mr. Horowitz.
In the event Mr. Horowitz’s employment is terminated due to Disability (as defined in the Horowitz Employment Agreement) or his death, he (or his estate and or dependents, as applicable) shall receive(i) any unpaid base salary through the date of termination; (ii) any annual bonus earned but unpaid with respect to the fiscal year ending on or preceding the date of termination; (iii) his Pro Rata Bonus for the fiscal year in which his termination occurs; and (iv) certain COBRA-related payments for up to 36 months.
Pursuant to the Horowitz Employment Agreement, during the term of his employment and for a period of twenty-four months after termination of his employment, Mr. Horowitz is prohibited from (i) competing with the Company, (ii) soliciting or hiring the Company’s employees, representatives or agents, or

(iii) soliciting any of the Company’s customers. The Horowitz Employment Agreement also prohibits Mr. Horowitz from using or disclosing any of the Company’s non-public, proprietary or confidential information.
Mr. Horowitz’s Bonus.   As a result of the uncertainties due to the COVID-19 pandemic, global economic issues, and other factors, the Compensation Committee did not adopt any specific bonus targets for Mr. Horowitz for 2022 pursuant to the Bonus Plan or Prior Bonus Plan (as such terms are defined below). The Compensation Committee did award Mr. Horowitz a discretionary cash bonus for 2022 in the amount of $475,000 based on his contributions to the Company’s performance in fiscal year 2022, among other factors.
Equity Awards granted to Mr. Horowitz. Mr. Horowitz was not granted any equity award from the Company in 2022,
Mr. Molino
Molino Employment Agreement.   On January 30, 2018, following the expiration of a prior employment Agreement, effective as of January 1, 2018, the Company and Mr. Molino entered into a new Executive Employment Agreement (as amended through the date of this proxy statement, the “Molino Employment Agreement”), which agreement was approved by the Compensation Committee following the earlier review of the material proposed terms of the arrangement by the independent members of the Board of Directors. In doing so, the Compensation Committee utilized the services of Steven Hall & Partners, an independent Compensation consulting firm, as well as the services of special legal counsel to the Compensation Committee. Mr. Molino’s 2022 and 2021 compensation were governed by the Molino Employment Agreement.
The Molino Employment Agreement provides for Mr. Molino to serve as the Company’s Vice President, Chief Operating Officer and Chief Financial Officer; provided, that prior to a Change in Control (as defined in the Molino Employment Agreement), the Company may in its sole discretion remove any or all of Mr. Molino’s titles (and the related responsibilities) other than Chief Operating Officer. The term of the Molino Employment Agreement expires on December 31, 2023, unless sooner terminated under the terms of the provisions of the Molino Employment Agreement. Pursuant to the Molino Employment Agreement, Mr. Molino will receive a minimum annual base salary of $400,000. Mr. Molino’s base salary will be reviewed annually by the Board of Directors (or a committee thereof) and may be increased, but not decreased, from time to time. Mr. Molino will be eligible for an annual incentive payment in accordance with the terms and conditions of the Bonus Plan (or a successor plan) with performance goals to be set by the Compensation Committee in its sole discretion, with a target of 35% of his then-current base salary, and a maximum bonus based on exceeding performance targets as established by the Compensation Committee of 58% of his then-current base salary. Mr. Molino is also entitled to receive (i) senior executive level employee benefits and (ii) a Company-provided automobile and the payment of certain related expenses.
In the event Mr. Molino’s employment is terminated by the Company without Cause (as defined in the Molino Employment Agreement), or Mr. Molino resigns for Good Reason (as defined in the Molino Employment Agreement), he will receive all accrued amounts of base salary, unpaid bonuses for the prior year, unreimbursed expenses and amounts due under benefits plans in accordance with their terms and, subject to his execution of a general release, (i) he will continue to receive his base salary for 12 months, (ii) he will receive a pro rata bonus for the year of termination, and (iii) the Company will pay him monthly an amount equal to the difference in his COBRA premium and the active employee contribution for medical coverage until the earlier of (a) 18 months from the date of termination, (b) his becoming eligible for medical benefits from a subsequent employer, or (c) his becoming ineligible for COBRA.
In the event Mr. Molino’s employment is terminated by the Company without Cause or he resigns for Good Reason within two years following a Change in Control, then following his execution of a general release, he will receive the amounts set forth in the previous paragraph in addition to a lump sum amount equal to his target annual bonus for the fiscal year in which his termination occurs; provided, that the base salary payments set forth in clause (i) of the previous paragraph shall continue for 18 months from the date of termination rather 12 months from the date of termination, and provided further, that in the event of a 409A Change in Control (as defined in the Molino Employment Agreement) he will receive the base salary severance payment set forth in clause (i) of the previous paragraph in a lump sum rather than in installments. Notwithstanding the foregoing, in the event an Excise Tax (as defined in the Molino Employment

Agreement) would otherwise be incurred by Mr. Molino, amounts paid to Mr. Molino upon a Change in Control will be reduced to 2.99 times his “base amount” (as determined in accordance with Sections 280G of the Internal Revenue Code of 1986, as amended).
Pursuant to the Molino Employment Agreement, during the term of his employment and for a period of twelve months after termination of his employment, Mr. Molino is prohibited from (i) competing with the Company, (ii) soliciting or hiring the Company’s employees, representatives or agents or (iii) soliciting any of the Company’s customers. The Molino Employment Agreement also prohibits Mr. Molino from using or disclosing any of the Company’s non-public, proprietary or confidential information.
Mr. Molino’s Bonus. As a result of the uncertainties due to the COVID-19 pandemic, global economic issues, and other factors, the Compensation Committee did not adopt any specific bonus targets for Mr. Molino for 2022 pursuant to the Bonus Plan or Prior Bonus Plan (as such terms are defined below). The Compensation Committee did award Mr. Molino a discretionary cash bonus for 2022 in the amount of $125,000 based on his contributions to Company performance in fiscal year 2022, among other factors.
Equity Awards granted to Mr. Molino. Mr. Molino was not granted any equity award from the Company in 2022.
Bonus Plan
The Company established the P&F Industries, Inc. Executive Bonus Plan (the “Bonus Plan”), effective as of the April 22, 2021 date of its approval by the Board of Directors. The Bonus Plan replaced the Company’s prior bonus plan (the “Prior Bonus Plan”) which had been established in order to comply with the “qualified performance-based compensation exception” to Section 162(m) of the Internal Revenue Code, which exception has been repealed.
Under the Bonus Plan, the Compensation Committee may select eligible employees of the Company who will participate in the Bonus Plan for each performance period. The Compensation Committee establishes the performance goals, formulae or standards and the individual target performance award (if any) applicable to each participant for a performance period prior to the beginning of such performance period or at such later date as when the outcome of the performance goals is substantially uncertain. As a result of the uncertainties due to the COVID-19 pandemic, global economic issues and other factors, the Compensation Committee did not adopt any specific bonus targets for Messrs. Horowitz or Molino in 2022 or 2021; however, the Compensation Committee did grant discretionary bonuses to each of them in both 2022 and 2021 based on their contributions to the Company’s performance in such years.
Equity Compensation Plan Information
The following table presents equity compensation plan information as of December 31, 2022:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	127,600	$7.41	202,752
Equity compensation plans not approved by security holders	—	—	—
TOTAL	127,600	$7.41	202,752

PAY VERSUS PERFORMANCE
Pay Performance Table
The following table and related disclosures, as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K under the Exchange Act, provides certain information about the relationship between executive “compensation actually paid” (or “CAP”) and certain financial performance measures of the Company. The information disclosed in such table and the accompanying footnotes does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluated compensation decisions for 2022. For discussion of the Company’s Compensation Philosophy, see “COMPENSATION PHILOSOPHY AND AGREEMENTS WITH NAMED EXECUTIVE OFFICERS” above.
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(5)	Net Income (Loss) ($)(6)
2022	1,352,055	1,352,055	587,151	560,901	85.06	(1,476,000)
2021	1,209,792	1,209,792	703,813	697,313	100.83	2,290,000

(1)
For both years presented in the table, the Company’s Principal Executive Officer (“PEO”) was Richard A. Horowitz.

(2)
Reflects the amount of CAP to the Company’s PEO, as computed in accordance with Item 402(v) of Regulation S-K. No equity awards were granted to the Company’s PEO during either 2022 or 2021, nor were any unvested equity awards outstanding during such years, and, as a result, no adjustments were made to the Company’s PEO’s Summary Compensation Table Total, which amount is therefore equal to the CAP amount during both years presented in the table.

(3)
For both years presented in the table, the Company’s only “non-PEO named executive officer” was Joseph A. Molino, Jr.

(4)
Reflects the amount of CAP to the Company’s “non-PEO named executive officer”, as computed in accordance with Item 402(v) of Regulation S-K. The following table sets forth a reconciliation from the Summary Compensation Table Total amounts to the CAP amounts for the “non-PEO named executive officer” for 2022 and 2021:

	2022 ($)	2021 ($)
Summary Compensation Table Total for the PEO	587,151	703,813
Minus the value of Stock Awards amount in the Summary Compensation Table	—	(159,000)
Plus the year-end fair value of outstanding and unvested equity award granted in the year	—	152,500
Plus/(Minus) the year-over-year change in fair value of outstanding and unvested equity awards granted in prior years	(21,000)	—
Plus/(Minus) the year-over-year change in fair value of equity awards granted in prior years that vested in the year	(5,250)	—
Compensation Actually Paid to Non-PEO Named Executive Officer	560,901	697,313

(5)
Cumulative “Total Shareholder Return” represents the cumulative total shareholder return during each “measurement period” and is calculated by dividing the sum of (i) the difference between the share price of Common Stock at the end and the beginning of the measurement period and (ii) the cumulative amount of dividends paid on shares of Common Stock for the measurement period, assuming dividend reinvestment, by the share price of Common Stock at the beginning of the measurement period. Each amount assumes that $100 was invested in Common Stock on December 31, 2020, and that dividends were reinvested for additional shares.

(6)
Reflects the dollar amount of net income reported in the Company’s audited financial statements for the applicable year.

Relationship Between Compensation Actually Paid, Total Shareholder Return and Net Income (Loss)
Below is a discussion regarding the relationship between CAP to the Company’s PEO and to the Company’s “Non-PEO named executive officer” for each of the fiscal years ended December 31, 2021 and 2022, and Company’s (a) Total Shareholder Return and (b) net income (loss) for such years.
Total Shareholder Return. The Company’s Total Shareholder Return was $100.83 and $85.06, respectively, for the years ended December 31, 2021 and 2022. The PEO’s CAP was $1,209,792 and $1,352,055, respectively, for the years ended December 31, 2021 and 2022, and the Company’s non-PEO named executive officer’s CAP for such years was $697,313 and $560,901, respectively. The Company’s Total Shareholder Return declined from 2021 to 2022, while over the same years the CAP to the Company’s PEO increased, and the CAP to the non-PEO named executive officer decreased.
Net Income (Loss). The Company’s net income in 2021 was $2,290,000 and the Company’s net loss in 2022 was ($1,476,000). The PEO’s CAP was $1,209,792 and $1,352,055, respectively, for the years ended December 31, 2021 and 2022, and the Company’s non-PEO named executive officer’s CAP for such years was $697,313 and $560,901, respectively. The Company’s net income declined from 2021 to a loss in 2022, while over the same years the CAP to the Company’s PEO increased, and the CAP to the non-PEO named executive officer decreased.

STOCKHOLDER NOMINATIONS FOR BOARD OF DIRECTORS MEMBERSHIP AND OTHER PROPOSALS FOR THE 2024 ANNUAL MEETING
The submission deadline for stockholder proposals to be included in our proxy materials for the 2024 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act is December 30, 2023. All such proposals must be received by the Corporate Secretary at P&F Industries, Inc., 445 Broadhollow Road, Suite 100, New York 11747 by the required deadline and must comply with all other applicable legal requirements in order to be considered for inclusion in the Company’s 2024 proxy materials. Any such proposal should be submitted by certified mail, return receipt requested, or other means, including electronic means, which allow the stockholder to prove the date of delivery.
The Company’s By-laws require that, for nominations of directors or other business to be properly brought before an annual meeting, advance written notice of such nomination or proposal for other business must be furnished to the Company. Such notice must contain certain information specified in the Company’s By-laws concerning the nominating or proposing stockholder and information concerning the nominee (if any) and, subject to certain conditions set forth in the By-laws, must be furnished by the stockholder (who must be entitled to vote at the meeting) to the Secretary of the Company, as the address set forth above, not more than 120 days nor less than 90 days in advance of the one year anniversary of the previous year’s annual meeting of stockholders; provided however, that, if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the Nominating Stockholder to be timely must so be received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. In the case of the annual meeting to be held in 2024, written notice of a nomination or proposal must be received no earlier than January 25, 2024, and no later than February 24, 2024. A copy of the applicable provisions of the By-laws may be obtained by any stockholder, without charge, upon written request to the Secretary of the Company at the address set forth below. The applicable provisions of the Company’s By-laws should be read in their entirety.

ANNUAL REPORT
Stockholders of record on April 12, 2023 will receive a copy of the Company’s 2022 Annual Report, containing its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (without exhibits), along with this Proxy Statement. You may also obtain copies of exhibits to the Form 10-K, but the Company may charge a reasonable fee to stockholders requesting such exhibits. If you would like copies of any of the exhibits to the Form 10-K, you should direct your request in writing to the Company at 445 Broadhollow Road, Suite 100, Melville, New York 11747, Attention: Corporate Secretary. Such Annual Report on Form 10-K, including exhibits, is also available free of charge on the SEC’s website at www.sec.gov.
By order of the Board of Directors
JOSEPH A. MOLINO, JR. Secretary
Date: April 28, 2023

P&F INDUSTRIES, INC. Annual Meeting of Stockholders May 24, 2023 This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) RICHARD A. HOROWITZ and JOSEPH A. MOLINO, JR. or either one of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of P&F Industries, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Eastern Daylight Time (EDT) on May 24, 2023 and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at http://viewproxy.com/PFINA/2023/htype.asp by 11:59 PM (EDT) on May 23, 2023. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the section titled “ABOUT THE ANNUAL MEETING--Voting Proxies, Attending the Annual Meeting and Other Matters.” This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. This proxy also authorizes each of the persons named above to vote at his discretion on any other matters that may properly come before the Annual Meeting of Stockholders. (Continued and to be marked, dated and signed on other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at http://viewproxy.com/PFINA/2023

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS LISTED BELOW AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of two directors, as set forth below, for a term of three years (expiring in 2026). 2. Ratifying the appointment of CohnReznick LLP as P&F Industries, Inc.’s independent registered FOR AGAINST ABSTAIN □ □ □ NOMINEES: ○ Kenneth M. Scheriff ○ Mitchell A. Solomon □ FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (SEE INSTRUCTIONS public accounting firm for the year 2023. IMPORTANT – PLEASE VOTE, SIGN AND RETURN THE PROXY AS SOON AS POSSIBLE SO THAT IT WILL ARRIVE BEFORE THE ANNUAL MEETING ON MAY 24, 2023. Date: Instructions: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here: ● Signature DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data) Signature (if held jointly) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. VIRTUAL CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. VIRTUAL CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone, or when voting during the Virtual Annual Meeting ( INTERNET Vote Your Proxy on the Internet: Go to www.FCRvote.com/PFIN Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 402-3905 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.